                                                                         CSP, INC. AND SUBSIDIARIES
                                                              EXHIBIT 11.0 - COMPUTATION OF PER SHARE EARNINGSS
                                                   For the years ended August 30, 1996, August 25, 1995, and August 26, 1994
                                                               ( in thousands except for per share amounts )




                                                                  1996               1995              1994
                                                             ---------------   ---------------   ---------------

Net Income Per Common Share - ( Primary )
---------------------------------------------------
Net Income                                                             $108               $385          $1,719
                                                             ===============   ===============   ===============

Average common shares outstanding                                     2,681              2,747           2,746

Add: Net additional common shares upon
            exercise of stock options                                    41                 48              77
                                                             ---------------   ---------------   ---------------

Adjusted average common shares outstanding                            2,722              2,795           2,823
                                                             ===============   ===============   ===============

Net income per common share  -  ( Full Dilution )                     $0.04              $0.14           $0.61
                                                             ===============   ===============   ===============




Net Income Per Common Share - ( Full Dilution )
---------------------------------------------------

Net Income                                                             $108               $385          $1,719
                                                             ===============   ===============   ===============

Average common shares outstanding                                     2,681              2,747           2,746

Add: Net additional common shares upon
            exercise of stock options                                    41                 48              77
                                                             ---------------   ---------------   ---------------

Adjusted average common shares outstanding                            2,722              2,795           2,823
                                                             ===============   ===============   ===============

Net income per common share  -  ( Full Dilution )                     $0.04              $0.14           $0.61
                                                             ===============   ===============   ===============